                                                                   EXHIBIT 99.a2

                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS, INC., a Maryland  corporation
whose  principal  Maryland  office  is  located  in  Baltimore,   Maryland  (the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of Maryland that:

     FIRST: Pursuant to the authority expressly vested in the Board of Directors by Article  FIFTH and Article  SEVENTH of the Articles of  Incorporation  of the
Corporation, the Board of Directors of the Corporation has duly established five
(5) series of shares for the Corporation's  stock (each hereinafter  referred to as a "Series"),  and has allocated to each Series a designated  number of shares of the authorized  capital stock of the  Corporation.  As a result of the action taken by the Board of  Directors,  the title of each new  Series,  and number of authorized  shares and the aggregate  par value of shares  allocated to each new
Series is as follows:

Series                           Number of Shares          Aggregate Par Value
------                           ----------------          -------------------
Global Gold Fund                   510,000,000               $  5,100,000
Income & Growth Fund             1,070,000,000               $ 10,700,000
Equity Growth Fund                 620,000,000               $  6,200,000
Utilities Fund                      60,000,000               $    600,000
Small Company Fund                 570,000,000               $  5,700,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established  various classes of shares for each  Series  of the  capital  stock of the  Corporation  (each  hereinafter referred to as a  "Class"),  (b) has  allocated  the shares  designated  to each
Series in Article  FIRST  above  among the  various  Classes  of each  Series of shares.  As a result of the action taken by the Board of Directors,  the Classes of shares of the five (5) Series of stock of the  Corporation  and the number of shares  allocated  to each  Class  and the  aggregate  par  value of  shares  of allocated to each Class is as follows:

                                                  Number of
                                                   Shares             Aggregate
Series Name             Class Name              as Allocated          Par Value
-----------             ----------              ------------          ---------

Global Gold Fund        Investor                 500,000,000          $5,000,000
                        Advisor                   10,000,000             100,000
Income & Growth Fund    Investor                 500,000,000          $5,000,000
                        Institutional             50,000,000             500,000
                        Advisor                  500,000,000           5,000,000
                        C                         10,000,000             100,000
                        R                         10,000,000             100,000
Equity Growth Fund      Investor                 500,000,000          $5,000,000
                        Institutional             50,000,000             500,000
                        Advisor                   50,000,000             500,000
                        C                         10,000,000             100,000
                        R                         10,000,000             100,000
Utilities Fund          Investor                  50,000,000            $500,000
                        Advisor                   10,000,000             100,000
Small Company Fund      Investor                 500,000,000          $5,000,000
                        Institutional             50,000,000             500,000
                        Advisor                   10,000,000             100,000
                        R                         10,000,000             100,000

     THIRD:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any series or class or any unissued shares that have not been  allocated  to a series or class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     FOURTH:  A description  of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the Series and Classes. Subject to the provisions of the Corporation's  Articles of Incorporation  establishing  each Series,  the
Classes of such Series shall have the  additional  preferences,  conversion  and
other  rights,  voting  powers,  restrictions,   limitations  as  to  dividends,
qualifications,  and  terms and  conditions  for  redemption  and which may vary between  the  Classes  of a  particular  Series,  as shall  be set  forth in the applicable Prospectuses and Statement of Additional Information for such Classes and Series as field with the Securities and Exchange Commission.

     FIFTH: The Board of Directors of the Corporation  duly adopted  resolutions dividing  into  Classes the  authorized  capital  stock of the  Corporation  and allocating shares to each Class as set forth in these Articles Supplementary.

     SIXTH: The Board of Directors of the Corporation  duly adopted  resolutions establishing  the classes and allocating  shares to the Series,  as set forth in
Article FIRST,  and dividing the Series of capital stock of the Corporation into
Classes as set forth in Article SECOND.

     IN WITNESS WHEREOF,  AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS, INC. has
caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its  behalf  by its  Vice  President  and  attested  to by its  Assistant
Secretary on this 22nd day of April, 2004.

                                        AMERICAN CENTURY QUANTITATIVE
ATTEST:                                 EQUITY FUNDS, INC.

/s/ Otis H. Cowan III                   By: /s/ Charles C. S. Park
----------------------------------          ------------------------------------
Name:   Otis H. Cowan III                   Name:   Charles C. S. Park
Title:  Assistant Secretary                 Title:  Vice President

         THE UNDERSIGNED Vice President of AMERICAN CENTURY QUANTITATIVE EQUITY
FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  April 22, 2004                  /s/ Charles C. S. Park
                                        ----------------------------------------
                                        Charles C.S. Park, Vice President

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